UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Adoption of 2011 Short-Term Incentive Plan

On December 14, 2010, the Compensation Committee of the Company’s Board of Directors approved the Company’s 2011 Short-Term Incentive Plan (the “STIP”) adopted pursuant to the Company’s 2008 Equity Incentive Plan. It is intended that the awards granted under the STIP qualify, to the extent consistent therewith as “Annual Incentive Awards” under Section 7 of the 2008 Equity Incentive Plan.

The STIP provides objective performance-based awards for covered employees, subject to a maximum limit, as described in more detail below. Targeted payout levels (“Targeted Payout Levels”) will be achieved at a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s title and/or role.

The maximum bonus payouts will be 200% of Targeted Payout Levels (e.g., an individual with a Targeted Payout Level of 50% of annual base salary target would be eligible for a 100% payout). The Compensation Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the STIP, regardless of the level of bonus targets that have been achieved. Upon adoption of the STIP, the Committee also approved a separate discretionary bonus pool of up to $4.0 million, to be funded and allocated at the discretion of the Committee. The Company’s three most senior executive officers, Robert A. Cascella, President and Chief Executive Officer, John W. Cumming, Chairman and Executive Officer, and Glenn P. Muir, Executive Vice President and Chief Financial Officer, are not eligible to participate in this discretionary pool.

Targeted Payout Levels for each of the Company’s named executive officers under this plan as measured by a percentage of base salary are as follows: Mr. Cascella, 105%; Mr. Cumming, 85%; Mr. Muir, 85%; and Senior Vice Presidents, including Jay A. Stein, Chairman Emeritus, Senior Vice President and Chief Technical Officer, 50%.

The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION

10.1	Hologic, Inc. 2011 Short-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2010	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir, Executive Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Hologic, Inc. 2011 Short-Term Incentive Plan.